UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2009
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100
     (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
     As previously reported, on January 31, 2009:
•	FX Luxury, LLC (“FXLR”), a subsidiary of FX Real Estate and Entertainment, Inc. (the “Company”), received a notice of default from Elvis Presley Enterprises, Inc. (“EPE”) informing FXLR that it is in default of Section 7.08 of the license agreement between FXLR and EPE due to FXLR’s failure to make the guaranteed annual minimum royalty payment for the calendar year ended December 31, 2008 in the amount of $9.0 million by the January 30, 2009 deadline; and

•	FXLR received a notice of default from Muhammad Ali Enterprises, LLC (“MAE”) informing FXLR that it is in default of Section 7.08 of the license agreement between FXLR and MAE due to FXLR’s failure to make the guaranteed annual minimum royalty payment for the calendar year ended December 31, 2008 in the amount of $1.0 million by the January 30, 2009 deadline.
     On March 9, 2009, following FXLR’s failure to make such $10 million annual guaranteed minimum royalty payments for 2008 to EPE and MAE, FXLR and the Company entered into a Termination, Settlement and Release Agreement with EPE and MAE, pursuant to which the parties agreed to terminate the EPE and MAE license agreements and to release each other from all claims related to or arising from such license agreements.
     In consideration for releasing FXLR and the Company from any claims related to the license agreements, EPE and MAE will receive 10% of any future net proceeds or fees received by the Company and/or FXLR from the sale and/or development of the Las Vegas properties owned by their Las Vegas subsidiaries, up to a maximum of $10 million. The Company and FXLR have the right to buy-out this participation right at any time prior to April 9, 2014 for a payment equal to (i) $3.3 million plus interest at 7% per annum, calculated from year 3 until repaid, plus (ii) 10% of any net proceeds received from the sale of some or all of the Las Vegas properties during such buy-out period and for six months thereafter, provided that the amount paid under clauses (i) and (ii) shall not exceed $10 million.
     The foregoing description of the Termination, Settlement and Release Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Termination, Settlement and Release Agreement entered into March 9, 2009 by and among FX Luxury, LLC and FX Real Estate and Entertainment Inc., Elvis Presley Enterprises, Inc. and Muhammad Ali Enterprises, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.

By:	/s/ Mitchell J. Nelson

Name:	Mitchell J. Nelson
Title:	Executive Vice President, General Counsel and Secretary
DATE: March 11, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Termination, Settlement and Release Agreement entered into March 9, 2009 by and among FX Luxury, LLC and FX Real Estate and Entertainment Inc., Elvis Presley Enterprises, Inc. and Muhammad Ali Enterprises, LLC